Exhibit 5.1(a)

Opinion re Legality

[LETTERHEAD OF YORAM L. COHEN, ASHLAGI, ESHEL]

Tel-Aviv, August 4, 2010

D. Medical Industries Ltd.

7 Zabotinsky St.

Moshe Aviv Tower

Ramat-Gan 52520

Israel

Ladies and Gentlemen:

D. Medical Industries Ltd., a company organized under the laws of the State of Israel (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form F-1 (Registration No. 333-167079), as amended (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 1,725,000 of its ordinary shares, par value NIS 0.32 per share (the “Shares”) including up to 225,500 Shares if Rodman & Renshaw, LLC (the “Underwriter”) exercises its over-allotment option. The Company has also agreed to issue to the Underwriter warrants to purchase, in the aggregate, up to 93,750 ordinary shares, par value NIS 0.32 per share, of the Company in the form attached to the Registration Statement as exhibit 4.2 (the “Warrants”).

As special Israeli counsel to the Company in connection with the offering of the Shares under the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares to be issued and sold by the Company, as contemplated by the Prospectus included in the Registration Statement, are duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting Agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally and validly issued, fully paid and non-assessable; (ii) the Company has all requisite corporate power to enter into and perform its obligations under the Warrants; (iii) the Warrants when issued will be duly executed and delivered by the Company; (iv) the execution and delivery by the Company of the Warrants, and the performance by the Company of the transactions contemplated thereby, will have been duly authorized by all necessary corporate action on the part of the Company; and (v) when the Warrants are duly executed and delivered by the Company to the Underwriter in the manner contemplated by the Underwriting Agreement and upon receipt by the Company of payment therefore as provided in the Underwriting Agreement: (A) the Warrants will be duly authorized, validly issued, fully paid and non assessable and will be free of any liens or encumbrances or other restrictions on transfer created by the Company; and (B) the ordinary shares, par value NIS 0.32 per share, of the Company, issuable upon exercise thereof are duly and validly authorized and are reserved for issuance upon exercise of the Warrants and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non assessable and free of restrictions on transfer created by the Company.

Torys LLP may rely on this opinion in its issuance of its opinion in connection with the Registration Statement, attached as Exhibit 5.1(b) thereto.

Opinion re Legality

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Yoram L. Cohen, Ashlagi, Eshel

Yoram L. Cohen, Ashlagi, Eshel,

Advocates